Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

June 30, 2019

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Cash Operating Expenses Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Cash Real Estate Revenues Cash Real Estate Revenues represent rental and related revenues, resident fees and services, and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Consolidated Debt The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt, and other debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease ("DFL") Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.
EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains), and is adjusted to include our share of CCRC non-refundable entrance fees received. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fee Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and NAREIT FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees ("NREFs") are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number

2

Definitions

of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds Available for Distribution (“FAD”) FAD is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of deferred compensation expense, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of acquired market lease intangibles, net, (vi) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), (vii) actuarial reserves for insurance claims that have been incurred but not reported, and (viii) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements and (ii) includes lease restructure payments and adjustments to compute our share of FAD from our unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Certain prior period amounts in the “Non-GAAP Financial Measures Reconciliation” below for FAD have been reclassified to conform to the current period presentation. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("FAD capital expenditures") excludes our share from unconsolidated joint ventures (reported in “other FAD adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FAD for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FAD to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (reported in “other FAD adjustments”). See FFO for further disclosure regarding our use of pro-rata share information and its limitations. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe FAD is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. FAD does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses, and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our FAD adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, FAD is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. FAD is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Funds From Operations (“FFO”) FFO encompasses NAREIT FFO and FFO as adjusted, each of which is described in detail below. We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.
NAREIT FFO. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other real estate-related depreciation and amortization, and adjustments to compute our share of NAREIT FFO and FFO as adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of NAREIT FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our NAREIT FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage

3

Definitions

for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in NAREIT FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
NAREIT FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute NAREIT FFO in accordance with the current NAREIT definition; however, other REITs may report NAREIT FFO differently or have a different interpretation of the current NAREIT definition from ours.
FFO as adjusted. In addition, we present NAREIT FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, impairments (recoveries) of non-depreciable assets, losses (gains) from the sale of non-depreciable assets, severance and related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains), and changes in tax legislation (“FFO as adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Management believes that FFO as adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the NAREIT defined measure of FFO. FFO as adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as adjusted may not be comparable to those reported by other REITs.
HCP's Share of Unconsolidated Joint Ventures ("JVs") HCP’s pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income from Continuing Operations (“NOI”) and Cash NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases), less property level operating expenses (which exclude transition costs); NOI excludes all other financial

4

Definitions

statement amounts included in net income (loss). Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unlevered basis. Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. Adjusted NOI is oftentimes referred to as “Cash NOI.” NOI and Adjusted NOI exclude our share of income (loss) generated by unconsolidated joint ventures, which is recognized in equity income (loss) from unconsolidated joint ventures in the consolidated statements of operations. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our same property portfolio (“SPP”), as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased medical office and life science properties and SHOP facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Income Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.
Real Estate Revenues Real Estate Revenues include rental related revenues, tenant recoveries, resident fees and services and income from DFLs.
Revenue Per Occupied Room ("REVPOR") SHOP The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations. REVPOR SHOP is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our SHOP assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same Property Portfolio SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.
Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments Our portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio (“SHOP”), (iii) life science (iv) medical office, and (v) other non-reportable segments (“Other”).

5

Reconciliations
In thousands, except for per share data

Funds From Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) applicable to common shares	$(13,991)	$89,481	$47,036	$129,322
Real estate related depreciation and amortization	165,296	143,292	297,247	286,542
Real estate related depreciation and amortization on unconsolidated joint ventures	15,123	16,162	30,200	33,550
Real estate related depreciation and amortization on noncontrolling interests and other	(5,013)	(1,664)	(9,934)	(4,207)
Other real estate-related depreciation and amortization	1,357	1,268	3,442	2,563
Loss (gain) on sales of real estate, net	(11,448)	(46,064)	(19,492)	(66,879)
Loss (gain) on sales of real estate, net on noncontrolling interests	208	—	208	—
Loss (gain) upon consolidation of real estate, net(1)	(11,501)	—	(11,501)	41,017
Taxes associated with real estate dispositions	—	1,147	—	1,147
Impairments (recoveries) of depreciable real estate, net	58,391	6,273	67,249	6,273
NAREIT FFO applicable to common shares	198,422	209,895	404,455	429,328
Distributions on dilutive convertible units and other	1,484	—	3,279	—
Diluted NAREIT FFO applicable to common shares	$199,906	$209,895	$407,734	$429,328

Weighted average shares outstanding - diluted NAREIT FFO	485,054	469,941	484,435	469,799

Impact of adjustments to NAREIT FFO:
Transaction-related items	$6,435	$1,993	$12,324	$3,934
Other impairments (recoveries) and losses (gains), net(2)	10,147	7,639	10,147	4,341
Severance and related charges(3)	3,728	—	3,728	8,738
Loss on debt extinguishments	1,135	—	1,135	—
Litigation costs (recoveries)	(527)	179	(399)	585
Casualty-related charges (recoveries), net(4)	(6,242)	—	(6,242)	—
Foreign currency remeasurement losses (gains)	(159)	(195)	(187)	(65)
Total adjustments	14,517	9,616	20,506	17,533
FFO as adjusted applicable to common shares	212,939	219,511	424,961	446,861
Distributions on dilutive convertible units and other	1,446	(28)	3,226	(45)
Diluted FFO as adjusted applicable to common shares	$214,385	$219,483	$428,187	$446,816

Weighted average shares outstanding - diluted FFO as adjusted	485,054	469,941	484,435	469,799

Diluted earnings per common share	$(0.03)	$0.19	$0.10	$0.28
Depreciation and amortization	0.36	0.35	0.66	0.67
Loss (gain) on sales of real estate, net	(0.02)	(0.10)	(0.04)	(0.14)
Loss (gain) upon consolidation of real estate, net(1)	(0.02)	—	(0.02)	0.09
Impairments (recoveries) of depreciable real estate, net	0.12	0.01	0.14	0.01
Diluted NAREIT FFO per common share	$0.41	$0.45	$0.84	$0.91
Transaction-related items	0.01	—	0.02	0.01
Other impairments (recoveries) and losses (gains), net(2)	0.02	0.02	0.02	0.01
Severance and related charges(3)	0.01	—	0.01	0.02
Casualty-related charges (recoveries), net(4)	(0.01)	—	(0.01)	—
Diluted FFO as adjusted per common share	$0.44	$0.47	$0.88	$0.95

6

Reconciliations
In thousands

Funds Available for Distribution

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
FFO as adjusted applicable to common shares	$212,939	$219,511	$424,961	$446,861
Amortization of deferred compensation(5)	4,308	4,299	7,898	7,719
Amortization of deferred financing costs	2,740	3,355	5,440	6,690
Straight-line rents	(5,695)	(5,793)	(11,940)	(16,479)
FAD capital expenditures	(19,513)	(26,346)	(38,733)	(45,592)
Lease restructure payments	292	303	580	601
CCRC entrance fees(6)	4,845	3,652	8,340	6,679
Deferred income taxes	(3,897)	(5,731)	(7,629)	(7,871)
Other FAD adjustments(7)	(952)	(3,147)	(2,381)	(6,774)
FAD applicable to common shares	195,067	190,103	386,536	391,834
Distributions on dilutive convertible units and other	1,484	—	3,278	—
Diluted FAD applicable to common shares	$196,551	$190,103	$389,814	$391,834

Weighted average shares outstanding - diluted FAD	485,054	469,941	484,435	469,799
______________________________________

(1)
For the three and six months ended June 30, 2019, represents the gain related to the acquisition of the outstanding equity interests in a previously unconsolidated senior housing joint venture. For the six months ended June 30, 2018, represents the loss on consolidation of seven U.K. care homes.

(2)
For the three and six months ended June 30, 2019, represents the impairment of 13 senior housing triple-net facilities under DFLs recognized as a result of entering into sales agreements. For the three months ended June 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale. For the six months ended June 30, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale, partially offset by an impairment recovery upon the sale of our Tandem Mezzanine Loan in March 2018.

(3)
For the three and six months ended June 30, 2019, relates to the departure of certain former employees. For the six months ended June 30, 2018, primarily relates to the departure of our former Executive Chairman, which consisted of $6 million of cash severance and $3 million of equity award vestings.

(4)	For the three and six months ended June 30, 2019, represents incremental insurance proceeds received for property damage and other associated costs related to hurricanes in 2017.

(5)
Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as adjusted in severance and related charges.

(6)	Represents our 49% share of our CCRC JV's non-refundable entrance fees collected in excess of amortization.

(7)
Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

7

Reconciliations
In thousands

HCP's Share of Unconsolidated Joint Venture NAREIT FFO, and FAD

	Three Months Ended June 30, 2019
	Total	CCRC JV	Other SHOP JVs	U.K. JV	Medical Office	Remaining
Equity income (loss) from unconsolidated joint ventures	$(1,506)	$(2,568)	$(744)	$1,363	$212	$231
Real estate related depreciation and amortization	15,123	12,005	1,132	1,730	199	57
NAREIT FFO	$13,617	$9,437	$388	$3,093	$411	$288
FAD adjustments	3,743	4,002	(77)	(168)	(15)	1
FAD	$17,360	$13,439	$311	$2,925	$396	$289

8

Reconciliations
In thousands, except for per share data

Projected Future Operations(1)

	Full Year 2019
	Low	High
Diluted earnings per common share	$0.15	$0.21
Real estate related depreciation and amortization	1.32	1.32
Real estate related depreciation and amortization on unconsolidated joint ventures	0.12	0.12
Real estate related depreciation and amortization on noncontrolling interests and other	(0.04)	(0.04)
Other real estate-related depreciation and amortization	0.01	0.01
Loss (gain) on sales of real estate, net	(0.05)	(0.07)
Loss (gain) upon consolidation of real estate, net	(0.03)	(0.03)
Impairments (recoveries) of depreciable real estate, net	0.14	0.14
Diluted NAREIT FFO per common share	$1.62	$1.66
Transaction-related items	0.03	0.03
Other impairments (recoveries), net	0.02	0.02
Severance and related charges	0.01	0.01
Loss on debt extinguishments	0.06	0.06
Casualty-related charges (recoveries), net	(0.01)	(0.01)
Diluted FFO as adjusted per common share	$1.73	$1.77
 ______________________________________

(1)
The foregoing projections reflect management’s view of current and future market conditions as of July 31, 2019, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended June 30, 2019 that was issued on July 31, 2019. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of July 31, 2019. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

HCP's Share of Unconsolidated Joint Venture NAREIT FFO and Cash NOI

	Full Year 2019
	Low	High
Equity income (loss) from unconsolidated joint ventures	$(9,000)	$(2,000)
Real estate related depreciation and amortization	57,000	58,000
NAREIT FFO	$48,000	$56,000
Adjustments to NAREIT FFO(1)	13,000	13,000
Total NOI	$61,000	$69,000
Non-cash adjustments to NOI(2)	14,000	14,000
Total Cash NOI	$75,000	$83,000
 ______________________________________

(1)	Includes interest and general and administrative expenses.

(2)	Includes our 49% share of non-refundable Entrance Fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV Entrance Fee amortization.

9

Reconciliations
In millions

Projected SPP Cash NOI(1)(2)

	For the projected full year 2019 (low)	For the projected full year 2019 (high)	For the year ended December 31, 2018
Cash NOI	$1,083	$1,099	$1,119
Interest income	10	10	10
Cash NOI plus interest income	1,093	1,109	1,130
Interest income	(10)	(10)	(10)
Non-cash adjustments to cash NOI(3)	18	18	12
NOI	1,101	1,116	1,131
Non-SPP NOI	(335)	(344)	(380)
SPP NOI	765	773	752
Non-cash adjustments to SPP NOI(3)	(7)	(7)	(8)
SPP cash NOI	$759	$766	$744
Addback adjustments(4)	342	350	387
Other income and expenses(5)	69	73	965
Costs and expenses(6)	(1,002)	(998)	(967)
Other impairments (recoveries), net	(77)	(77)	(55)
Net income (loss)	$90	$114	$1,073

Projected SPP Cash NOI change for full year 2019	2.00%	3.00%
 ______________________________________

(1)
The foregoing projections reflect management’s view of current and future market conditions as of July 31, 2019, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended June 30, 2019 that was issued on July 31, 2019. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of July 31, 2019. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Does not foot due to rounding and adjustments made to SPP high and low ranges reported by segment.

(3)
Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense, actuarial reserves for insurance claims that have been incurred but not reported, and lease termination fees.

(4)	Represents non-SPP NOI and non-cash adjustments to SPP NOI.

(5)	Represents interest income, gain (loss) on sales of real estate, net, other income (expense), net, income taxes benefit (expense), and equity income (loss) from unconsolidated joint ventures.

(6)	Represents interest expense, depreciation and amortization, general and administrative, transaction costs, and loss on debt extinguishments.

10

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment

	June 30, 2019
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Consolidated total assets	$1,593,413	$3,164,096	$4,324,577	$3,643,445	$898,799	$88,763	$13,713,093
Investments in and advances to unconsolidated JVs	—	—	—	—	(518,033)	—	(518,033)
Accumulated depreciation and amortization	496,466	647,206	758,106	1,258,905	100,835	—	3,261,518
Consolidated Gross Assets	$2,089,879	$3,811,302	$5,082,683	$4,902,350	$481,601	$88,763	$16,456,578
HCP's share of unconsolidated JV gross assets	—	—	—	—	1,429,089	—	1,429,089
Enterprise Gross Assets	$2,089,879	$3,811,302	$5,082,683	$4,902,350	$1,910,690	$88,763	$17,885,667
Land held for development	—	—	(101,341)	(1,049)	—	—	(102,390)
Fully depreciated real estate and intangibles	66,844	97,178	318,013	416,814	9,579	—	908,428
Non-real estate related assets(1)	(133,731)	(169,113)	(205,473)	(306,513)	(294,785)	(88,763)	(1,198,378)
Real estate intangible liabilities	(30,547)	(8,599)	(69,990)	(90,920)	(4,871)	—	(204,927)
Portfolio Investment	$1,992,445	$3,730,768	$5,023,892	$4,920,682	$1,620,613	$—	$17,288,400

Investment by Type:
Wholly-owned	$1,992,445	$3,730,768	$5,023,892	$4,920,682	$465,533	$—	$16,133,320
HCP's share of unconsolidated JVs	—	—	—	—	1,155,080	—	1,155,080
Portfolio Investment	$1,992,445	$3,730,768	$5,023,892	$4,920,682	$1,620,613	$—	$17,288,400
______________________________________

(1)
Includes straight-line rent payables and receivables, net of reserves; lease commissions - 2nd generation, net of amortization; cash and restricted cash; HCP's share of the value attributable to refundable Entrance Fee liabilities for the CCRC JV; operating lease right-of-use assets; and other assets.

11

Reconciliations
In thousands

Real Estate Revenue

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Senior housing triple-net	$70,713	$67,487	$63,602	$58,892	$49,866
SHOP	138,352	137,044	127,909	126,181	177,001
Life science	101,031	98,040	96,371	94,473	107,596
Medical office(1)	134,574	139,566	140,015	142,195	141,927
Other(1)	23,434	12,650	12,664	12,700	12,763
Real Estate Revenue	$468,104	$454,787	$440,561	$434,441	$489,153
Senior housing triple-net	993	569	2,436	435	4,793
SHOP	(1,652)	771	41	968	1,128
Life science	(2,251)	(1,453)	(2,178)	(2,491)	(7,627)
Medical office(1)	(2,540)	(2,181)	(2,506)	(2,710)	(2,143)
Other(1)	(480)	188	194	194	219
Non-cash adjustments to Real Estate Revenues	$(5,930)	$(2,106)	$(2,013)	$(3,604)	$(3,630)
Senior housing triple-net	71,706	68,056	66,038	59,328	54,659
SHOP	136,700	137,815	127,950	127,149	178,129
Life science	98,780	96,587	94,193	91,982	99,969
Medical office(1)	132,034	137,385	137,509	139,485	139,784
Other(1)	22,954	12,838	12,858	12,895	12,982
Cash Real Estate Revenues	$462,174	$452,681	$438,548	$430,839	$485,523
Senior housing triple-net	(26,183)	(22,706)	(18,133)	(15,579)	(7,712)
SHOP	(75,110)	(76,475)	(66,914)	(64,476)	(115,878)
Life science	(28,618)	(23,776)	(20,995)	(18,761)	(24,984)
Medical office(1)	(10,600)	(13,177)	(15,100)	(14,708)	(14,612)
Other(1)	(10,274)	—	—	—	—
Non-SPP Cash Real Estate Revenues	$(150,785)	$(136,134)	$(121,142)	$(113,524)	$(163,186)
Senior housing triple-net	45,523	45,350	47,905	43,749	46,947
SHOP	61,590	61,340	61,036	62,673	62,251
Life science	70,162	72,811	73,198	73,221	74,985
Medical office(1)	121,434	124,208	122,409	124,777	125,172
Other(1)	12,680	12,838	12,858	12,895	12,982
Cash Real Estate Revenues - SPP	$311,389	$316,547	$317,406	$317,315	$322,337
_______________________________________

(1)
During the quarter ended March 31, 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

12

Reconciliations
In thousands

Operating Expenses

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Senior housing triple-net	$791	$840	$941	$993	$866
SHOP	101,767	106,182	104,617	96,948	137,460
Life science	22,732	23,668	23,534	21,992	25,480
Medical office(1)	48,528	50,478	48,219	48,987	50,176
Other(1)	48	40	102	7	11
Operating expenses	$173,866	$181,208	$177,413	$168,927	$213,993
Senior housing triple-net	(13)	35	(14)	(129)	(14)
SHOP	(1,528)	(606)	(3,189)	(184)	287
Life science	(17)	(13)	(13)	(13)	(13)
Medical office(1)	(708)	(817)	(945)	(939)	(940)
Other(1)	—	—	—	1	—
Non-cash adjustments to operating expenses	$(2,266)	$(1,401)	$(4,161)	$(1,264)	$(680)
Senior housing triple-net	778	875	927	864	852
SHOP	100,239	105,576	101,428	96,764	137,747
Life science	22,715	23,655	23,521	21,979	25,467
Medical office(1)	47,820	49,661	47,274	48,048	49,236
Other(1)	48	40	102	8	11
Cash Operating Expenses	$171,600	$179,807	$173,252	$167,663	$213,313
Senior housing triple-net	(727)	(819)	(846)	(799)	(786)
SHOP	(59,692)	(64,419)	(59,745)	(54,923)	(96,047)
Life science	(6,291)	(6,044)	(5,876)	(5,466)	(7,473)
Medical office(1)	(5,182)	(5,494)	(5,528)	(5,537)	(5,885)
Other(1)	(31)	(32)	(76)	(1)	(4)
Non-SPP operating expenses	$(71,923)	$(76,808)	$(72,071)	$(66,726)	$(110,195)
Senior housing triple-net	51	56	81	65	66
SHOP	40,547	41,157	41,683	41,841	41,700
Life science	16,424	17,611	17,645	16,513	17,994
Medical office(1)	42,638	44,167	41,746	42,511	43,351
Other(1)	17	8	26	7	7
Cash Operating Expenses - SPP	$99,677	$102,999	$101,181	$100,937	$103,118
_______________________________________

(1)
During the quarter ended March 31, 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

13

Reconciliations
In thousands

Total Real Estate Revenue	Total Operating Expenses

Six Months Ended June 30, 2019		Six Months Ended June 30, 2019
Senior housing triple-net	$108,758	Senior housing triple-net	$1,859
SHOP	303,182	SHOP	234,407
Life science	202,068	Life science	47,472
Medical office	284,122	Medical office	99,163
Other	25,464	Other	19
Real Estate Revenue	$923,594	Operating expenses	$382,920
Senior housing triple-net	5,228	Senior housing triple-net	(142)
SHOP	2,096	SHOP	104
Life science	(10,117)	Life science	(26)
Medical office	(4,853)	Medical office	(1,879)
Other	412	Other	—
Non-cash adjustments to Real Estate Revenues	$(7,234)	Non-cash adjustments to operating expenses	$(1,943)
Senior housing triple-net	113,986	Senior housing triple-net	1,717
SHOP	305,278	SHOP	234,511
Life science	191,951	Life science	47,446
Medical office	279,269	Medical office	97,284
Other	25,876	Other	19
Cash Real Estate Revenues	$916,360	Cash Operating Expenses	$380,977
Senior housing triple-net	(23,289)	Senior housing triple-net	(1,586)
SHOP	(185,280)	SHOP	(154,301)
Life science	(47,974)	Life science	(13,781)
Medical office	(41,541)	Medical office	(17,051)
Other	—	Other	(5)
Non-SPP Cash Real Estate Revenues(1)	$(298,084)	Non-SPP operating expenses(2)	$(186,724)
Senior housing triple-net	90,697	Senior housing triple-net	131
SHOP	119,998	SHOP	80,210
Life science	143,977	Life science	33,665
Medical office	237,728	Medical office	80,233
Other	25,876	Other	14
Cash Real Estate Revenues - SPP(1)	$618,276	Cash Operating Expenses - SPP(2)	$194,253
___________________________________

(1)	The property count used for Non-SPP Cash Real Estate Revenues and Cash Real Estate Revenues - SPP differed for the three and six months ended June 30, 2019.

(2)	The property count used for Non-SPP operating expense and Cash Operating Expenses - SPP differed for the three and six months ended June 30, 2019.

14

Reconciliations
In thousands

EBITDAre and Adjusted EBITDAre

Three Months Ended June 30, 2019
Net income (loss)	$(9,980)
Interest expense	56,942
Income tax expense (benefit)	(1,864)
Depreciation and amortization	165,296
Other depreciation and amortization	2,092
Loss (gain) on sales of real estate, net	(11,448)
Loss (gain) upon consolidation of real estate, net	(12,817)
Impairments (recoveries) of depreciable real estate, net	58,391
HCP’s share of unconsolidated JV:
Interest expense	4,214
Income tax expense (benefit)	148
Depreciation and amortization	15,123
Other JV adjustments	(127)
EBITDAre	$265,970

Transaction-related items	6,435
Other impairments (recoveries) and losses (gains), net	10,147
Severance and related charges	3,728
Loss on debt extinguishments	1,135
Litigation costs (recoveries)	(527)
Casualty-related charges (recoveries), net	(6,579)
Amortization of deferred compensation	4,308
Foreign currency remeasurement losses (gains)	(159)
CCRC entrance fees	4,845
Adjusted EBITDAre	$289,303

Adjusted Fixed Charge Coverage

Three Months Ended June 30, 2019
Interest expense	$56,942
Capitalized interest	7,045
HCP’s share of unconsolidated JV interest expense and capitalized interest	4,297
Fixed Charges	$68,284

Adjusted Fixed Charge Coverage	4.2x

15

Reconciliations
In thousands

Enterprise Debt and Net Debt

June 30, 2019
Bank line of credit	$530,004
Term loan	248,821
Senior unsecured notes	5,262,694
Mortgage debt(1)	190,233
Other debt	87,211
Consolidated Debt	$6,318,963
HCP's share of unconsolidated JV mortgage debt	318,442
HCP's share of unconsolidated JV other debt	168,843
Enterprise Debt	$6,806,248
Cash and cash equivalents	(130,521)
HCP's share of unconsolidated JV cash and cash equivalents	(32,030)
Net Debt	$6,643,697

Financial Leverage

June 30, 2019
Enterprise Debt	$6,806,248
Enterprise Gross Assets	17,885,667
Financial Leverage	38.1%

Secured Debt Ratio

June 30, 2019
Mortgage debt	$190,233
HCP's share of unconsolidated JV mortgage debt	318,442
Enterprise Secured Debt	$508,675
Enterprise Gross Assets	17,885,667
Secured Debt Ratio	2.8%

Net Debt to Adjusted EBITDAre

	Three Months Ended June 30, 2019
Net Debt	$6,643,697
Adjusted EBITDAre	1,157,212	(2)
Net Debt to Adjusted EBITDAre	5.7x
  ______________________________________

(1)	Includes mortgage debt of $28.4 million on assets held for sale that matures in 2044.

(2)	Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

16

Reconciliations
In thousands

Segment Cash NOI, Portfolio Income, and SPP
Total Consolidated

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Net income (loss)	$92,928	$102,926	$834,383	$64,990	$(9,980)
Interest income	(1,447)	(1,236)	(1,358)	(1,713)	(2,414)
Interest expense	73,038	63,486	54,717	49,327	56,942
Depreciation and amortization	143,292	132,198	130,759	131,951	165,296
General and administrative	22,514	23,503	21,510	21,355	27,120
Transaction costs	2,404	4,489	1,684	4,518	1,337
Loss (gain) on sales of real estate, net	(46,064)	(95,332)	(763,774)	(8,044)	(11,448)
Impairments (recoveries), net	13,912	5,268	36,080	8,858	68,538
Other expense (income), net	(1,786)	(1,604)	(50,333)	(3,133)	(21,008)
Loss on debt extinguishments	—	43,899	263	—	1,135
Income tax expense (benefit)	(4,654)	(4,929)	(2,935)	(3,458)	(1,864)
Equity loss (income) from unconsolidated JVs	101	911	2,152	863	1,506
NOI	$294,238	$273,579	$263,148	$265,514	$275,160
Adjustment to NOI	(3,662)	(703)	2,148	(2,338)	(2,950)
Cash NOI	$290,576	$272,876	$265,296	$263,176	$272,210
Interest income	1,447	1,236	1,358	1,713	2,414
HCP's share of unconsolidated JVs	19,867	23,302	21,466	21,400	22,233
Portfolio Income	$311,890	$297,414	$288,120	$286,289	$296,857
Interest income	(1,447)	(1,236)	(1,358)	(1,713)	(2,414)
HCP's share of unconsolidated JVs	(19,867)	(23,302)	(21,466)	(21,400)	(22,233)
Adjustment to NOI	3,662	703	(2,148)	2,338	2,950
Non-SPP NOI	(80,397)	(57,727)	(46,972)	(45,304)	(54,278)
SPP NOI	$213,841	$215,852	$216,176	$220,210	$220,882
Non-cash adjustment to SPP NOI	(2,129)	(2,304)	49	(3,832)	(1,663)
SPP cash NOI	$211,712	$213,548	$216,225	$216,378	$219,219

17

Reconciliations
In thousands

Senior Housing Triple-Net

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Net income (loss)	$18,752	$47,627	$67,827	$44,184	$17,616
Interest expense	607	599	598	589	206
Depreciation and amortization	21,251	18,884	17,564	16,683	15,693
Impairments (recoveries), net	6,273	—	—	—	15,485
Loss (gain) on sales of real estate, net	23,039	(463)	(23,328)	(3,557)	—
NOI	$69,922	$66,647	$62,661	$57,899	$49,000
Adjustment to NOI	1,006	534	2,450	564	4,807
Cash NOI	$70,928	$67,181	$65,111	$58,463	$53,807
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$70,928	$67,181	$65,111	$58,463	$53,807
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	(1,006)	(534)	(2,450)	(564)	(4,807)
Non-SPP NOI	(24,257)	(20,740)	(15,805)	(12,061)	(2,450)
SPP NOI	$45,665	$45,907	$46,856	$45,838	$46,550
Non-cash adjustment to SPP NOI	(193)	(613)	968	(2,154)	331
SPP cash NOI	$45,472	$45,294	$47,824	$43,684	$46,881

SHOP

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Net income (loss)	$55,845	$9,903	$(19,145)	$8,971	$(62,299)
Interest expense	990	688	659	663	1,326
Depreciation and amortization	28,002	25,166	23,609	24,086	52,242
Impairments (recoveries), net	—	5,268	32,802	—	52,963
Loss (gain) on sales of real estate, net	(48,252)	(10,163)	(14,633)	(4,487)	(4,691)
NOI	$36,585	$30,862	$23,292	$29,233	$39,541
Adjustment to NOI	(124)	1,378	3,230	1,152	841
Cash NOI	$36,461	$32,240	$26,522	$30,385	$40,382
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$36,461	$32,240	$26,522	$30,385	$40,382
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	124	(1,378)	(3,230)	(1,152)	(841)
Non-SPP NOI	(16,003)	(10,901)	(4,884)	(8,648)	(19,071)
SPP NOI	$20,582	$19,961	$18,408	$20,585	$20,470
Non-cash adjustment to SPP NOI	461	222	945	247	80
SPP cash NOI	$21,043	$20,183	$19,353	$20,832	$20,550

18

Reconciliations
In thousands

Life Science

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Net income (loss)	$35,311	$120,442	$763,666	$36,162	$44,431
Interest expense	80	78	76	73	70
Depreciation and amortization	35,269	34,432	34,699	36,246	41,431
Impairments (recoveries), net	7,639	—	—	—	—
Loss (gain) on sales of real estate, net	—	(80,580)	(725,604)	—	(3,816)
NOI	$78,299	$74,372	$72,837	$72,481	$82,116
Adjustment to NOI	(2,233)	(1,439)	(2,165)	(2,478)	(7,614)
Cash NOI	$76,066	$72,933	$70,672	$70,003	$74,502
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$76,066	$72,933	$70,672	$70,003	$74,502
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	2,233	1,439	2,165	2,478	7,614
Non-SPP NOI	(23,816)	(18,251)	(16,395)	(15,002)	(23,604)
SPP NOI	$54,483	$56,121	$56,442	$57,479	$58,512
Non-cash adjustment to SPP NOI	(745)	(921)	(889)	(771)	(1,520)
SPP cash NOI	$53,738	$55,200	$55,553	$56,708	$56,992

Medical Office(1)

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Net income (loss)	$37,829	$40,897	$39,042	$31,138	$40,397
Interest expense	119	117	118	111	109
Depreciation and amortization	48,098	51,977	53,163	53,101	54,096
Impairments (recoveries), net	—	—	—	8,858	90
Loss (gain) on sales of real estate, net	—	(3,903)	(527)	—	(2,941)
NOI	$86,046	$89,088	$91,796	$93,208	$91,751
Adjustment to NOI	(1,831)	(1,364)	(1,561)	(1,771)	(1,203)
Cash NOI	$84,215	$87,724	$90,235	$91,437	$90,548
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$84,215	$87,724	$90,235	$91,437	$90,548
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	1,831	1,364	1,561	1,771	1,203
Non-SPP NOI	(5,479)	(7,865)	(9,964)	(9,594)	(9,157)
SPP NOI	$80,567	$81,223	$81,832	$83,614	$82,594
Non-cash adjustment to SPP NOI	(1,771)	(1,182)	(1,169)	(1,348)	(773)
SPP cash NOI	$78,796	$80,041	$80,663	$82,266	$81,821

19

Reconciliations
In thousands

Other(1)

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Net income (loss)	$34,169	$11,419	$56,619	$11,708	$24,643
Interest income	(1,447)	(1,236)	(1,358)	(1,713)	(2,414)
Interest expense	742	—	—	—	—
Depreciation and amortization	10,672	1,739	1,724	1,835	1,834
Impairments (recoveries), net	—	—	3,278	—	—
Loss (gain) on sales of real estate, net	(20,851)	(223)	318	—	—
Other expense (income), net	—	—	(50,171)	—	(12,817)
Equity loss (income) from unconsolidated JVs	101	911	2,152	863	1,506
NOI	$23,386	$12,610	$12,562	$12,693	$12,752
Adjustment to NOI	(480)	188	194	195	219
Cash NOI	$22,906	$12,798	$12,756	$12,888	$12,971
Interest income	1,447	1,236	1,358	1,713	2,414
HCP's share of unconsolidated JVs	19,867	23,302	21,466	21,400	22,233
Portfolio Income	$44,220	$37,336	$35,580	$36,001	$37,618
Interest income	(1,447)	(1,236)	(1,358)	(1,713)	(2,414)
HCP's share of unconsolidated JVs	(19,867)	(23,302)	(21,466)	(21,400)	(22,233)
Adjustment to NOI	480	(188)	(194)	(195)	(219)
Non-SPP NOI	(10,842)	30	76	1	4
SPP NOI	$12,544	$12,640	$12,638	$12,694	$12,756
Non-cash adjustment to SPP NOI	119	190	194	194	219
SPP cash NOI	$12,663	$12,830	$12,832	$12,888	$12,975

Corporate Non-Segment

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Net income (loss)	$(88,978)	$(127,362)	$(73,626)	$(67,173)	$(74,768)
Interest expense	70,500	62,004	53,266	47,891	55,231
General and administrative	22,514	23,503	21,510	21,355	27,120
Transaction costs	2,404	4,489	1,684	4,518	1,337
Other expense (income), net	(1,786)	(1,604)	(162)	(3,133)	(8,191)
Loss on debt extinguishments	—	43,899	263	—	1,135
Income tax expense (benefit)	(4,654)	(4,929)	(2,935)	(3,458)	(1,864)
NOI	$—	$—	$—	$—	$—
  _______________________________________

(1)
During the quarter ended March 31, 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

20

Reconciliations
In thousands

Segment Cash NOI Same Property Performance
For the six months ended June 30, 2019

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Net income (loss)	$61,800	$(53,191)	$80,514	$71,475	$36,352	$(141,940)	$55,010
Interest income	—	—	—	—	(4,127)	—	(4,127)
Interest expense	795	1,989	143	221	—	103,121	106,269
Depreciation and amortization	32,376	76,328	77,677	107,198	3,668	—	297,247
General and administrative	—	—	—	—	—	48,475	48,475
Transaction costs	—	—	—	—	—	5,855	5,855
Loss (gain) on sales of real estate, net	(3,557)	(9,314)	(3,738)	(2,883)	—	—	(19,492)
Impairments (recoveries), net	15,485	52,963	—	8,948	—	—	77,396
Other expense (income), net	—	—	—	—	(12,817)	(11,324)	(24,141)
Loss on debt extinguishments	—	—	—	—	—	1,135	1,135
Income tax expense (benefit)	—	—	—	—	—	(5,322)	(5,322)
Equity loss (income) from unconsolidated JVs	—	—	—	—	2,369	—	2,369
NOI	$106,899	$68,775	$154,596	$184,959	$25,445	$—	$540,674
Adjustment to NOI	5,371	1,993	(10,091)	(2,974)	413	—	(5,288)
Cash NOI	$112,270	$70,768	$144,505	$181,985	$25,858	$—	$535,386
Interest income	—	—	—	—	4,127	—	4,127
HCP's share of unconsolidated JVs	—	—	—	—	43,633	—	43,633
Portfolio Income	$112,270	$70,768	$144,505	$181,985	$73,618	$—	$583,146
Interest income	—	—	—	—	(4,127)	—	(4,127)
HCP's share of unconsolidated JVs	—	—	—	—	(43,633)	—	(43,633)
Adjustment to NOI	(5,371)	(1,993)	10,091	2,974	(413)	—	5,288
Non-SPP NOI	(14,511)	(29,313)	(42,358)	(25,384)	5	—	(111,561)
SPP NOI	$92,388	$39,462	$112,238	$159,575	$25,450	$—	$429,113
Non-cash adjustment to SPP NOI	(1,822)	327	(1,926)	(2,079)	413	—	(5,087)
SPP cash NOI	$90,566	$39,789	$110,312	$157,496	$25,863	$—	$424,026

21

Reconciliations
In thousands

For the six months ended June 30, 2018

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Net income (loss)	$69,490	$90,967	$76,961	$75,854	$10,329	$(187,436)	$136,165
Interest income	—	—	—	—	(7,812)	—	(7,812)
Interest expense	1,207	1,979	162	239	1,469	143,084	148,140
Depreciation and amortization	43,157	55,630	71,350	95,295	21,110	—	286,542
General and administrative	—	—	—	—	—	51,689	51,689
Transaction costs	—	—	—	—	—	4,599	4,599
Loss (gain) on sales of real estate, net	23,039	(69,067)	—	—	(20,851)	—	(66,879)
Impairments (recoveries), net	6,273	—	7,639	—	—	—	13,912
Other expense (income), net	—	—	—	—	40,567	(1,946)	38,621
Income tax expense (benefit)	—	—	—	—	—	(9,990)	(9,990)
Equity loss (income) from unconsolidated JVs	—	—	—	—	(469)	—	(469)
NOI	$143,166	$79,509	$156,112	$171,388	$44,343	$—	$594,518
Adjustment to NOI	(858)	(1,732)	(5,984)	(3,764)	(1,011)	—	(13,349)
Cash NOI	$142,308	$77,777	$150,128	$167,624	$43,332	$—	$581,169
Interest income	—	—	—	—	7,812	—	7,812
HCP's share of unconsolidated JVs	—	—	—	—	41,604	—	41,604
Portfolio Income	$142,308	$77,777	$150,128	$167,624	$92,748	$—	$630,585
Interest income	—	—	—	—	(7,812)	—	(7,812)
HCP's share of unconsolidated JVs	—	—	—	—	(41,604)	—	(41,604)
Adjustment to NOI	858	1,732	5,984	3,764	1,011	—	13,349
Non-SPP NOI	(51,728)	(38,584)	(51,096)	(16,900)	(19,382)	—	(177,690)
SPP NOI	$91,438	$40,925	$105,016	$154,488	$24,961	$—	$416,828
Non-cash adjustment to SPP NOI	(3,282)	657	(1,400)	(3,289)	290	—	(7,024)
SPP cash NOI	$88,156	$41,582	$103,616	$151,199	$25,251	$—	$409,804

22

Reconciliations
In thousands, except per month data

REVPOR SHOP(1)

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
REVPOR SHOP
Real Estate Revenues	$138,352	$137,044	$127,909	$126,181	$177,001
Adjustments to real estate revenues	(1,652)	771	41	968	1,128
Cash Real Estate Revenues	$136,700	$137,815	$127,950	$127,149	$178,129
Other adjustments to REVPOR SHOP(2)	(20,136)	(25,055)	(28,998)	(21,714)	(31,002)
REVPOR SHOP revenues	$116,564	$112,760	$98,952	$105,436	$147,127

Average occupied units/month	9,648	9,193	7,745	7,664	9,955
REVPOR SHOP per month(3)	$4,027	$4,089	$4,259	$4,586	$4,927

SPP REVPOR SHOP
REVPOR SHOP revenues	$116,564	$112,760	$98,952	$105,436	$147,127
Change in reporting structure(4)	—	(11,291)	(16,956)	(26,202)	(55,172)
Other non-SPP cash real estate revenues	(54,975)	(40,130)	(20,959)	(16,561)	(29,704)
SPP REVPOR SHOP revenues	$61,590	$61,340	$61,036	$62,673	$62,251

SPP average occupied units/month	4,860	4,849	4,856	4,783	4,739
SPP REVPOR SHOP per month(3)	$4,224	$4,217	$4,190	$4,368	$4,378
 ______________________________________

(1)	Does not foot due to rounding and adjustments made to the Supplemental Report.

(2)
Includes revenue for newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

(3)	Represents the current quarter REVPOR divided by a factor of three.

(4)	Represents revenues for assets that transitioned from senior housing triple-net to SHOP during the year-over-year comparison period.

23